EXHIBIT 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER OF
GREENLIGHT CAPITAL RE, LTD.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-Q (the ‘‘Form 10-Q’’) for the quarter ended June 30, 2018 of Greenlight Capital Re, Ltd. (the ‘‘Issuer’’).

I, Simon Burton, the Principal Executive Officer of the Issuer, certify that to the best of my knowledge:

1. The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), as amended; and

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:	July 31, 2018	/s/ SIMON BURTON
Simon Burton Chief Executive Officer (principal executive officer)